Exhibit 99.4

CONSENT OF MERRILL LYNCH JAPAN SECURITIES CO., LTD

April 7, 2005

We hereby consent to the use of our opinion letter dated February 18, 2005 to the Board of Directors of UFJ Holdings, Inc. included as Annex H to the Prospectus which forms a part of the Registration Statement on Form F-4 relating to the proposed merger of UFJ Holdings, Inc. with and into Mitsubishi Tokyo Financial Group, Inc. and to the references to such opinion in such Prospectus under the captions “Determination of UFJ Holdings’ Board of Directors”, “Advice of UFJ Holdings’ Financial Advisors—Opinion of Merrill Lynch” and “Financial Analyses Used by Merrill Lynch and JPMorgan”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Merrill Lynch Japan Securities Co., Ltd.

By:	/s/ JIRO SEGUCHI
Name: Jiro Seguchi
Title: Managing Director Head of Japan Origination

April 7, 2005

CONSENT OF MERRILL LYNCH JAPAN SECURITIES CO., LTD.

April 28, 2005

We hereby consent to the use of our opinion letter dated April 20, 2005 to the Board of Directors of UFJ Holdings, Inc. included as Annex J to the Prospectus which forms a part of the Registration Statement on Form F-4 relating to the proposed merger of UFJ Holdings, Inc. with and into Mitsubishi Tokyo Financial Group, Inc. and to the references to such opinion in such Prospectus under the captions “Determination of UFJ Holdings’ Board of Directors”, “Advice of UFJ Holdings’ Financial Advisors—Opinion of Merrill Lynch” and “Financial Analyses Used by Merrill Lynch and JPMorgan”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Merrill Lynch Japan Securities Co., Ltd.

By:	/S/ JIRO SEGUCHI
Name: Jiro Seguchi Title: Managing Director Head of Japan Origination

April 28, 2005